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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

  The following is a list of the subsidiaries of AJS Bancorp, Inc. following the
  Reorganization:



  Name                                                 State of Incorporation
  ----                                                 ----------------------

  A. J. Smith Federal Savings Bank                     Federal

  A. J. S. Insurance, LLC                              Illinois